      As filed with the Securities and Exchange Commission on March 5, 2002
                                                      Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                         ANADARKO PETROLEUM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                              76-0146568
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             17001 NORTHCHASE DRIVE
                            HOUSTON, TEXAS 77060-2141
                                 (281) 875-1101
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                             ---------------------

                                  SUZANNE SUTER
                             17001 NORTHCHASE DRIVE
                            HOUSTON, TEXAS 77060-2141
                                 (281) 875-1101
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                             ---------------------

                                   Copies to:
 ANDREWS & KURTH L.L.P.                                HUGHES HUBBARD & REED LLP
 600 TRAVIS, SUITE 4200                                 ONE BATTERY PARK PLAZA
  HOUSTON, TEXAS 77002                                 NEW YORK, NEW YORK 10004
     (713) 220-4200                                         (212) 837-6000
ATTN: G. MICHAEL O'LEARY                                 ATTN: EDWARD S. DAVIS

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [X] 333-55964
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
        TITLE OF EACH CLASS                              PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
        OF SECURITIES TO BE            AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING   REGISTRATION FEE
             REGISTERED               REGISTERED (1)       PER UNIT (2)            PRICE (2)               (3)
--------------------------------------------------------------------------------------------------------------------
Debt Securities.................       $50,000,000             100%                $50,000,000            $4,600
====================================================================================================================

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $50,000,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) The fee of $4,600 was calculated pursuant to Rule 457(o) by multiplying the $50,000,000 increase in the maximum aggregate offering price by the current SEC fee.

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462 (b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

================================================================================

                                EXPLANATORY NOTE

     This registration statement is being filed with respect to the registration of additional Debt Securities of Anadarko Petroleum Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-3 (Registration No. 333-55964) filed by Anadarko Petroleum Corporation with the Securities and Exchange Commission on February 21, 2001, as amended by Amendment No. 1 thereto filed on February 27, 2001and Amendment No. 2 thereto filed on March 13, 2001 which was declared effective on March 13, 2001, including the exhibits thereto, are incorporated herein by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.



                                  CERTIFICATION

     Anadarko Petroleum Corporation hereby certifies to the Securities and Exchange Commission that on March 5, 2002, Anadarko Petroleum Corporation has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $4,600 for the additional securities being registered hereby; that it will not revoke such instructions; and that it has sufficient funds in the account from which the wire transfer will originate to cover the amount of the filing fee.

     Anadarko Petroleum Corporation hereby undertakes to confirm on March 6, 2002, that its bank has received such instructions.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 5, 2002.

                                       ANADARKO PETROLEUM CORPORATION




                                       By:          /s/ JOHN N. SEITZ
                                          --------------------------------------
                                           Name:   John N. Seitz
                                           Title:  Chief Executive Officer and
                                                   President

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 5, 2002.



               SIGNATURE                            TITLE
               ---------                            -----

(i)  Principal Executive Officers:


        /s/ JOHN N. SEITZ                 Chief Executive Officer and President
-------------------------------------
            John N. Seitz


(ii)  Principal Financial Officer:

                 *                         Executive Vice President, Finance and
-------------------------------------             Chief Financial Officer
             Michael E. Rose


(iii) Principal Accounting Officer:

                 *                             Vice President and Controller
-------------------------------------
           James R. Larson

(iv)  Directors:

                 *
-------------------------------------
        Robert J. Allison, Jr.

                 *
-------------------------------------
          Conrad P. Albert

                 *
-------------------------------------
            Larry Barcus

                 *
-------------------------------------
            Ronald Brown

                 *
-------------------------------------
           James L. Bryan

                 *
-------------------------------------
          John R. Butler, Jr.

                 *
-------------------------------------
         Preston M. Geren, III

                 *
-------------------------------------
            John R. Gordon

                 *
-------------------------------------
          George Lindahl III

                 *
-------------------------------------
          John W. Poduska, Sr.

                 *
-------------------------------------
           Jeff D. Sandefer

                 *
-------------------------------------
            John N. Seitz

*By:      /s/ SUZANNE SUTER
    ---------------------------------
            Suzanne Suter
           Attorney-in-fact

                                INDEX TO EXHIBITS



EXHIBIT NUMBER                    DESCRIPTION
--------------                    -----------
     5 -        (a) Opinion of Counsel to the Company
    23 -        (a) Consent of Counsel to the Company (included in Exhibit 5(a))
                (b) Consent of KPMG LLP
                (c) Consent of Arthur Andersen LLP - Fort Worth, Texas;
                    Awareness Letter of Arthur Andersen LLP
                (d) Consent of Deloitte & Touche LLP
    24 -        (a) Power of Attorney*

------------------

* Incorporated by reference to the like number exhibit filed with the registrant's registration statement on Form S-1 (Registration No. 333-55964).